Expense Limitation Agreement

To:    Mutual Fund Series Trust
         17605 Wright Street
         Omaha, NE 68130

Dear Board Members:

You have engaged Catalyst Capital Advisors LLC (‘Catalyst”) to act as the sole investment adviser to the Catalyst Funds listed on Exhibit A (each a “Fund” and together the “Funds”) pursuant to a Management Agreement dated as of July 31, 2006 (the “Agreement”) as amended.

Effective November 1, 2016, Catalyst hereby contractually agrees to waive management fees and/or reimburse the Funds for expenses they incur, but only to the extent necessary to maintain each Fund’s total annual operating expenses (excluding brokerage costs; borrowing costs such as (a) interest and (b) dividends on securities sold short; taxes; underlying fund expenses; and extraordinary expenses) at the percentage of average daily net assets and term as stated in Exhibit A for each Fund.

This agreement shall remain in effect for a Fund until at least the date set forth on Exhibit A, unless terminated sooner as provided herein, and shall continue in effect for successive twelve-month periods, provided that such continuance is specifically approved by a majority of the Trustees of the Mutual Fund Series Trust (the “Trust”). This agreement may only be terminated by the Fund's Board of Trustees on 60 days’ written notice to Catalyst and upon the termination of the Management Agreement between the Trust and Catalyst.

Any waiver or reimbursement by us is subject to repayment by the applicable Fund within the three fiscal years following the date of the waiver and/or reimbursement, if such recoupment can be achieved within the lesser of the expense limitation in place at the time of waiver/reimbursement and the expense limitation in place at the time of recapture.

Dated: May 16, 2017

Very truly yours, CATALYST CAPITAL ADVISORS LLC By: __/s/ Jerry Szilagyi_______________ Name, Title: Jerry Szilagyi, Managing Member

The foregoing Agreement is hereby accepted.

MUTUAL FUND SERIES TRUST By: __/s/ Tobias Caldwell_____________ Name, Title: Tobias Caldwell, Trustee

Exhibit A

Fund	Percent of Net Assets	Term
Catalyst Small-Cap Insider Buying Fund Class A, C and I Shares	Class A – 1.75% Class C – 2.50% Class I – 1.50% Class T – 1.75	Class A, C and I - 10/31/17 Class T – 10/31/18
Catalyst Insider Buying Fund Class A, C and I Shares	Class A - 1.50% Class C – 2.25% Class I – 1.25% Class T – 1.50%	Class A, C and I - 10/31/17 Class T – 10/31/18
Catalyst Insider Long-Short Fund Class A, C and I Shares	Class A – 1.75% Class C – 2.50% Class I – 1.50% Class T – 1.75%	Class A, C and I - 10/31/18 Class T – 10/31/18
Catalyst Hedged Futures Strategy Fund Class A, C and I Shares	Class A – 2.24% Class C – 2.99% Class I –1.99% Class T – 2.24%	Class A, C and I - 10/31/18 Class T – 10/31/18
Catalyst/SMH High Income Fund Class A, C and I Shares	Class A – 1.45% Class C – 2.20% Class I – 1.20% Class T – 1.45%	Class A, C and I - 10/31/17 Class T – 10/31/18
Catalyst/SMH Total Return Income Fund Class A, C and I Shares	Class A – 1.55% Class C – 2.30% Class I – 1.30% Class T – 1.55%	Class A, C and I - 10/31/17 Class T – 10/31/18
Catalyst/Groesbeck Growth of Income Fund Class A, C and I Shares	Class A – 1.35% Class C – 2.10% Class I – 1.10% Class T – 1.35%	Class A, C and I - 10/31/17 Class T – 10/31/18
Catalyst/MAP Global Balanced Fund Class A, C and I Shares	Class A – 1.55% Class C – 2.30% Class I – 1.25% Class T – 1.55%	Class A, C and I - 10/31/17 Class T – 10/31/18
Catalyst/MAP Global Equity Fund Class A, C and I Shares	Class A – 1.55% Class C – 2.30% Class I – 1.25% Class T – 1.55%	Class A, C and I - 10/31/17 Class T – 10/31/18
Catalyst Dynamic Alpha Fund Class A, C and I Shares	Class A – 1.35% Class C – 2.10% Class I – 1.10% Class T – 1.35%	Class A, C and I - 10/31/17 Class T – 10/31/18
Catalyst/Lyons Tactical Allocation Fund Class A, C and I Shares	Class A – 1.50% Class C – 2.25% Class I – 1.25% Class T – 1.50%	Class A, C and I - 10/31/17 Class T – 10/31/18

Catalyst Exceed Defined Risk Fund Class A, C and I Shares	Class A – 1.50% Class C – 2.25% Class I – 1.25% Class T – 1.50%	Class A, C and I - 10/31/18 Class T – 10/31/18
Catalyst/Exceed Defined Shield Fund Class A, C and I Shares	Class A – 1.45% Class C – 2.20% Class I – 1.20% Class T – 1.45%	Class A, C and I - 10/31/18 Class T – 10/31/18
Catalyst/Princeton Floating Rate Income Fund Class A, C and I Shares	Class A – 1.35% Class C – 2.10% Class I – 1.10% Class T – 1.35%	Class A, C and I - 10/31/17 Class T – 10/31/18
Catalyst Buyback Strategy Fund Class A, C and I Shares	Class A – 1.50% Class C – 2.25% Class I – 1.25% Class T – 1.50%	Class A, C and I - 10/31/17 Class T – 10/31/18
Catalyst Macro Strategy Fund Class A, C and I Shares	Class A –1.95% Class C – 2.70% Class I – 1.70% Class T – 1.95%	Class A, C and I - 10/31/18 Class T – 10/31/18
Catalyst Insider Income Fund Class A, C and I Shares	Class A – 1.00% Class C – 1.75% Class I – 0.75% Class T – 1.00%	Class A, C and I - 10/31/17 Class T – 10/31/18
Catalyst Intelligent Alternative Fund Class A, C and I Shares	Class A – 0.60% Class C – 1.35% Class I – 0.35% Class T – 0.60%	Class A, C and I - 10/31/18 Class T – 10/31/18
Catalyst/Stone Beach Income Opportunity Fund Class A, C and I Shares	Class A – 1.55% Class C – 2.30% Class I – 1.30% Class T – 1.55%	Class A, C and I - 10/31/17 Class T – 10/31/18
Catalyst Time Value Trading Fund Class A, C and I Shares	Class A – 2.24% Class C – 2.99% Class I – 1.99% Class T – 2.24%	Class A, C and I - 10/31/18 Class T – 10/31/18
Catalyst/Princeton Unconstrained Hedged Income Fund Class A, C and I Shares	Class A – 1.55% Class C – 2.30% Class I – 1.30% Class T – 1.55%	Class A, C and I - 10/31/17 Class T – 10/31/18
Catalyst/Princeton Credit Opportunity Fund Class A, C and I Shares	Class A – 1.99% Class C – 2.74% Class I – 1.74% Class T – 1.99%	Class A, C and I - 10/31/17 Class T – 10/31/18

Catalyst MLP & Infrastructure Fund Class A, C and I Shares	Class A – 1.65% Class C – 2.40% Class I – 1.40% Class T – 1.65%	Class A, C and I - 10/31/17 Class T – 10/31/18
Catalyst/Auctos Multi-Strategy Fund Class A, C and I Shares	Class A – 2.24% Class C – 2.99% Class I – 1.99% Class T – 2.24%	Class A, C and I - 10/31/18 Class T – 10/31/18
Catalyst IPOx Allocation Fund Class A, C and I Shares	Class A – 1.99% Class C – 2.74% Class I – 1.74% Class T – 1.99%	Class A, C and I - 10/31/17 Class T – 10/31/18
Catalyst Hedged Commodity Strategy Fund Class A, C and I Shares	Class A – 2.24% Class C – 2.99% Class I – 1.99% Class T – 2.24%	Class A, C and I - 10/31/18 Class T – 10/31/18
Catalyst/Millburn Hedge Strategy Fund Class A, C and I Shares	Class A – 2.14% Class C – 2.89% Class I – 1.89% Class T – 2.14%	Class A, C and I - 10/31/18 Class T – 10/31/18